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                                                                    EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 033-07012, No. 033-37573, No. 033-72568, No.
033-58749, No. 333-20333, No. 333-90967, and No. 333-59714) of T. Rowe Price
Group, Inc. of our report dated January 23, 2001, with respect to the consolidated balance sheet of T. Rowe Price Group, Inc. and subsidiaries at December 31, 2000, and the related consolidated statements of income, cash flows, and stockholders' equity for each of the two years in the period then ended, appearing on page 25 of this Form 10-K.


/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland
March 11, 2002


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